UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 29, 2016
AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)
One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)		19106 (Zip code)
(267) 317-9139 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

On November 29, 2016, AgroFresh Solutions, Inc. (the “Company”) entered into a Mutual Services Agreement (the “Services Agreement”) with George Lobisser, a member of the Company’s board of directors, and RipeLocker, LLC (“RipeLocker”). On the same date, the Company made a minority investment in RipeLocker. Mr. Lobisser is the Chief Executive Officer and a principal owner of RipeLocker.

Pursuant to the Services Agreement, among other things, (i) the Company will provide RipeLocker with technical support, in the form of access to the Company’s research and development personnel for a specified number of hours of for purposes of providing advice and input relating to RipeLocker’s products and services, and (ii) Mr. Lobisser will provide consulting services to the Company as may be reasonably requested by the Company from time to time. Mr. Lobisser will receive a consulting fee of $5,000 per full day for time spent performing consulting services under this Agreement (pro-rated for any partial day), plus reimbursement for out-of-pocket expenses, provided that for each hour of technical support provided by the Company to RipeLocker, Mr. Lobisser will provide one-half hour of consulting services for no consideration.

The Services Agreement contains customary mutual provisions regarding confidentiality and non-solicitation of employees, as well as provisions regarding ownership of intellectual property. In addition, pursuant to the Services Agreement RipeLocker has granted the Company a right of first offer with respect to any proposed capital raise, sale of the business or distribution arrangement by RipeLocker, and has agreed not to grant any distribution rights with respect to its products or services to any competitor of the Company, in each case provided that the Company continues to own at least a specified minimum percentage of RipeLocker’s outstanding equity securities. The Services Agreement has an initial term of one year, with automatic successive one-year renewal terms thereafter unless either party gives notice of non-renewal 30 days prior to the end of the then-current term. The effectiveness of the Services Agreement is subject to and conditioned on RipeLocker amending its limited liability company agreement to provide RipeLocker’s members (including the Company) with customary preemptive rights, and to provide the Company with certain over-allotment rights.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On November 29, 2016, the Company issued a press release regarding the Company’s minority investment in RipeLocker. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Services Agreement, dated November 29, 2016, among the Company, RipeLocker LLC and George Lobisser.
99.1	Press Release issued by the Company on November 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: December 5, 2016

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Services Agreement, dated November 29, 2016, among the Company, RipeLocker LLC and George Lobisser.
99.1	Press Release issued by the Company on November 29, 2016.